Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-217886 of our report dated May 11, 2017 (August 21, 2017, as to the effects of the discontinued operations described in Notes A and N) relating to the combined financial statements of Fidelity National Financial Ventures Operations appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP

Jacksonville, FL

August 21, 2017